UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2015

CIFC CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32551	20-2008622
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of Principal Executive Offices)	(Zip Code)

(212) 624-1200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events

CIFC Corp. (the “Company”) intends to commence an offering, through a private placement, subject to market and other conditions, of $40 million in aggregate principal amount of senior notes due 2025. The notes will be senior unsecured obligations of the Company and will be guaranteed by certain of the Company’s subsidiaries.

The Company intends to use the proceeds from the offering, together with short-term investments and cash currently on its balance sheet, to comply with new rules promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requiring the “securitizer” of asset-backed securities to retain a portion of the credit risk to the assets collateralizing the asset-backed securities and for general corporate purposes, including possible acquisitions. There are no agreements, arrangements or understandings regarding any potential acquisitions as of the date hereof.

The notes and related guarantees are being offered in a private placement, solely to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This notice does not constitute an offer to sell the notes or a solicitation for an offer to purchase the notes or any other securities, in any jurisdiction in which such offer or solicitation would be unlawful. Any offer of the notes will be made only by means of a private offering memorandum. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This notice may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect the Company’s or its management’s intentions, beliefs, expectations, predictions and current views with respect to, among other things, the  Company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “forecasts” or the negative version of these words or other similar or comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to risks and uncertainties related to the capital markets generally and whether the Company will consummate the offering of the notes, the anticipated terms of the notes and the anticipated use of proceeds, as well as those described under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the annual report on Form 10-K. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 7.01.                Regulation FD Disclosure

Attached as Exhibit 99.1 hereto is certain information from an offering memorandum that the Company intends to disclose to investors in connection with the private placement, including updated risk factors and a summary description of the Company’s business. There can be no assurance that the private placement will be completed as described in the offering memorandum.

The information in Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                Financial Statements and Exhibits

99.1                                    Certain information from a preliminary offering memorandum, dated October 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: October 26, 2015	By:	/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Certain information from a preliminary offering memorandum dated October 26, 2015.